                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report(Date of earliest event reported): June 21, 1996

                         Commission file number 0-26980

                            ARV ASSISTED LIVING, INC.

                       CALIFORNIA                                             33-0160968
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION
                                                                                 NO.)


                     33-95712
               (COMMISSION FILE NO.)

              245 FISCHER AVENUE, D-1                                92626
                   COSTA MESA, CA                                 (ZIP CODE)
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   (714) 751-7400

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

The Registrant submits this Form 8-K/A in order to supply the financial statements and schedules required pursuant to Rule 3-05 of Regulation S-X with respect to the Registrant's acquisition of an approximate 44.6% interest in American Retirement Villas Properties II, a California limited partnership ("ARVP-II") and to provide the audited financial statements of ARVP-II required thereby. This information should be read in conjunction with the Registrant's Form 8-K filed with the Commission on July 11, 1996.

Financial Statements of Business Acquired

         (1) "Financial Statements of American Retirement Villas Properties II, (A California Limited Partnership) December 31, 1995, 1994, 1993 with Independent Auditors' Report Thereon."

         (2) "Unaudited Proforma Combined Balance Sheet of ARV Assisted Living, Inc. As of June 30, 1996 and the Unaudited Pro Forma Combined Statement of Operations for the three months ended June 30, 1996 and the Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1996 and the related notes thereon."

                           AMERICAN RETIREMENT VILLAS PROPERTIES II
                           (A California Limited Partnership)

                           Annual Report - Form 10-K

                           Financial Statements and Schedule

                           Items 8 and 14(a)

                           December 31, 1995, 1994 and 1993

                           (With Independent Auditors' Report Thereon)

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                            Annual Report - Form 10-K

                                Items 8 and 14(a)

                   Index to Financial Statements and Schedule

                                                                                                         Page
Independent Auditors' Report                                                                               1
Balance Sheets - December 31, 1995 and 1994                                                                2
Statements of Operations - Years ended December 31, 1995, 1994 and 1993                                    3
Statements of Partners' Capital - Years ended December 31, 1995, 1994 and 1993                             4
Statements of Cash Flows - Years ended December 31, 1995, 1994 and 1993                                    5
Notes to Financial Statements                                                                              6
Schedule
Real Estate and Related Accumulated Depreciation and Amortization  -
      December 31, 1995                                                                            Schedule III

All other schedules are omitted, as the required information is inapplicable or the information is presented in the financial statements or related notes.

                          INDEPENDENT AUDITORS' REPORT

To ARV Assisted Living, Inc. as the Managing General Partner of
   American Retirement Villas Properties II:

We have audited the financial statements of American Retirement Villas Properties II, a California limited partnership, listed in the accompanying index. In connection with our audits of the financial statements, we have also audited the financial statement schedule listed in the accompanying index. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Retirement Villas Properties II as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

KPMG PEAT MARWICK LLP

Orange County, California
March 20, 1996

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                                 Balance Sheets

                           December 31, 1995 and 1994

                                ASSETS                                           1995                 1994
                                                                           ------------------   ------------------
Properties, at cost (notes 4 and 5):
    Land                                                                      $ 2,902,684            2,902,684
    Buildings and improvements, less accumulated depreciation of
      $4,579,333 in 1995 and $3,865,219 in 1994                                15,179,456           15,669,092
    Leasehold property and improvements, less accumulated depreciation
      of $6,590,424 in 1995 and $5,595,821 in 1994                                825,432            1,764,926
    Furniture, fixtures and equipment, less accumulated depreciation
      of $863,537 in 1995 and $1,108,392 in 1994                                  937,861              692,250
                                                                              -----------           ----------

           Net properties                                                      19,845,433           21,028,952

Cash                                                                              488,582              605,100
Other assets, including impound accounts of $625,615 in 1995 and
    $724,494 in 1994                                                            1,189,859            1,130,785
                                                                              -----------           ----------
                                                                              $21,523,874           22,764,837
                                                                              ============          ==========

                   LIABILITIES AND PARTNERS' CAPITAL

Notes payable (note 5)                                                        $ 7,211,460            7,189,166
Accounts payable and accrued expenses                                             758,240              772,228
Amounts payable to affiliate (note 3)                                             155,155              494,423
Distributions payable to Partners                                                 580,163              544,381
                                                                              -----------           ----------
           Total liabilities                                                    8,705,018            9,000,198
                                                                              -----------           ----------

Partners' capital (deficit) (note 2):
    General partners' capital (deficit)                                           276,099             (162,861)
    Limited partners' capital, 34,995 limited partnership units
      authorized, issued and outstanding                                       12,542,757           13,927,500
                                                                              -----------           ----------
           Total partners' capital                                             12,818,856           13,764,639
                                                                              -----------           ----------
                                                                              $21,523,874           22,764,837
                                                                              ============          ==========

See accompanying notes to financial statements.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                            Statements of Operations

                  Years ended December 31, 1995, 1994 and 1993

                                                            1995                 1994                 1993
                                                          ----------           ----------           ----------
Revenues:
    Rent                                                 $14,768,855           14,055,979           13,578,122
    Assisted living                                        2,018,661            1,728,953            1,307,323
    Interest                                                  20,434               14,577               15,704
    Other                                                    174,347              203,248              183,435
                                                          ----------           ----------           ----------
           Total revenues                                 16,982,297           16,002,757           15,084,584
                                                          ----------           ----------           ----------
Costs and expenses:
    Rental property operations (including
      $5,514,253, $5,277,461 and $4,932,920
      related to affiliates in 1995, 1994 and
      1993, respectively) (note 3)                         9,993,572           10,001,328            9,326,559
    Assisted living (all related to affiliates)
      (note 3)                                               859,322              748,148              577,606
    General and administrative (including
      $453,110, $638,482 and $613,322 related to
      affiliates in 1995, 1994 and 1993,
      respectively) (note 3)                                 800,482              695,970              725,814
    Facilities rent (note 4)                               1,178,331            1,175,414            1,155,307
    Depreciation and amortization                          2,076,480            2,359,826            2,713,413
    Property taxes                                           487,722              434,178              533,019
    Advertising                                              141,031              112,348              117,961
    Interest (note 5)                                        572,061              583,017              606,699
                                                          ----------           ----------           ----------
           Total costs and expenses                       16,109,001           16,110,229           15,756,378
                                                          ----------           ----------           ----------
           Net income (loss)                             $   873,296             (107,472)            (671,794)
                                                         ===========           ==========           ==========
Net income (loss) per limited partner unit               $     24.71                (3.04)              (19.00)
                                                         ===========           ==========           ==========

See accompanying notes to financial statements.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                         Statments of Partners' Capital

                  Years ended December 31, 1995, 1994 and 1993

                                                                                                      TOTAL
                                                           GENERAL              LIMITED             PARTNERS'
                                                          PARTNERS             PARTNERS              CAPITAL
                                                      ------------------   ------------------   ------------------
Balance (deficit) at December 31, 1992                     $(118,666)          18,302,736           18,184,070

Distribution to partners ($47.53 per limited
    partner unit)                                            (16,801)          (1,663,258)          (1,680,059)

Net loss                                                      (6,718)            (665,076)            (671,794)
                                                           ---------           ----------           ----------
Balance (deficit) at December 31, 1993                      (142,185)          15,974,402           15,832,217

Distribution to partners ($55.45 per limited
    partner unit)                                            (19,601)          (1,940,505)          (1,960,106)

Net loss                                                      (1,075)            (106,397)            (107,472)
                                                           ---------           ----------           ----------
Balance (deficit) at December 31, 1994                      (162,861)          13,927,500           13,764,639

Distribution to partners ($64.28 per limited
    partner unit)                                            (22,720)          (2,249,306)          (2,272,026)

Capital contribution - cancelation of
    indebtedness (note 8)                                    452,947                   --              452,947

Net income                                                     8,733              864,563              873,296
                                                           ---------           ----------           ----------
Balance at December 31, 1995                               $ 276,099           12,542,757           12,818,856
                                                           =========           ==========           ==========

See accompanying notes to financial statements.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                            Statements of Cash Flows

                  Years ended December 31, 1995, 1994 and 1993

                                                               1995                 1994                 1993
                                                            -----------           ----------           ----------
Cash flows from operating activities:
    Net income (loss)                                       $   873,296             (107,472)            (671,794)
    Adjustments to reconcile net loss to net cash
      provided by operating activities:
      Depreciation and amortization                           2,076,480            2,359,826            2,713,413
      Change in assets and liabilities:
        Decrease (increase) in other assets                     (60,695)             107,570              (19,243)
        Increase (decrease) in accounts payable and
          accrued expenses                                      (13,988)             127,393               67,969
        Increase in amounts payable to affiliate
                                                                113,679               63,126               53,689
                                                            -----------           ----------           ----------
                Net cash provided by operating
                  activities                                  2,988,772            2,550,443            2,144,034
                                                            -----------           ----------           ----------
Cash flows used in investing activities - capital
    expenditures                                               (891,340)            (389,342)            (310,783)
                                                            -----------           ----------           ----------
Cash flows from financing activities:
    Principal repayments on notes payable                      (131,316)            (116,814)            (110,797)
    Increase in long-term debt                                  153,610                   --                   --
    Borrowings on line of credit                              1,225,000            1,735,000              500,000
    Repayments on line of credit                             (1,225,000)          (1,735,000)            (500,000)
    Payment of loan fees                                             --                   --               (2,500)
    Distributions paid                                       (2,236,244)          (1,829,017)          (1,668,183)
                                                            -----------           ----------           ----------
                Net cash used in financing
                  activities                                 (2,213,950)          (1,945,831)          (1,781,480)
                                                            -----------           ----------           ----------
Net increase (decrease) in cash and cash equivalents
                                                               (116,518)             215,270               51,771

Cash at beginning of year                                       605,100              389,830              338,059
                                                            -----------           ----------           ----------
Cash at end of year                                         $   488,582              605,100              389,830
                                                            ===========           ==========           ==========
Supplemental disclosure of cash flow
  information: Cash paid during the year for:
        Interest                                            $   572,061              583,017              607,142
                                                            ===========           ==========           ==========
Supplemental disclosure of noncash financing
  activities:
      Distributions accrued to partners                     $    35,782              544,381              413,292
      Cancelation of indebtedness                               452,947                   --                   --
                                                            ===========           ==========           ==========

See accompanying notes to financial statements.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                         Notes to Financial Statements

                           December 31, 1995 and 1994

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       American Retirement Villas Properties II (the Partnership) maintains its records on the accrual method of accounting for financial reporting and Federal and state tax purposes.

       CARRYING VALUE OF REAL ESTATE

       Properties are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of buildings and improvements, furniture, fixtures and equipment, ranging from 3 to 27-1/2 years. Leasehold property and improvements are amortized on a straight-line basis over the lesser of the lease term or the estimated useful life of the assets.

       In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of." SFAS No. 121 requires the Partnership to adopt the provisions of the new statement no later than fiscal 1996. SFAS 121 requires an impairment loss to be recorded as a reduction to operating income if the sum of the expected undiscounted cash flows derived from an asset is less than the asset's carrying value. The Partnership adopted SFAS 121 in fiscal year 1994 without an impact to the financial statements.

       IMPOUND ACCOUNTS

       Other assets includes funds held in impound accounts with the U.S. Department of Housing and Urban Development (HUD) for payment of property taxes, insurance and future property improvements (replacement reserves) on certain properties with HUD financing.

       LOAN FEES

       Loan fees are amortized using the interest method over the term of the notes payable and are included in other assets.

       RENTAL INCOME

       Rent agreements with tenants are on a month-to-month basis. Advance deposits are applied to the first month's rent.

       INCOME TAXES

       Under provisions of the Internal Revenue Code and the California Revenue and Taxation Code, partnerships are generally not subject to income taxes. For tax purposes, any income or losses realized are those of the individual partners, not the Partnership.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                    Notes to Financial Statements, Continued

The Partnership has not requested a ruling from the Internal Revenue Service to the effect that it will be treated as a partnership and not an association taxable as a corporation for Federal income tax purposes. The Partnership has received an opinion of counsel as to its tax status prior to its effectiveness for the offering of limited partnership units, but such opinion is not binding upon the Internal Revenue Service.

Following are the Partnership's assets and liabilities as determined in accordance with generally accepted accounting principles (GAAP) and for Federal income tax reporting purposes at December 31:

                                                 1995                                      1994
                                ---------------------------------------    --------------------------------------
                                   GAAP BASIS          TAX BASIS (1)          GAAP BASIS         TAX BASIS (1)
                                ------------------    -----------------    -----------------    -----------------
       Total assets                $21,523,874            26,665,564           22,764,837           27,639,670

       Total liabilities             8,705,018             8,666,678            9,000,198            8,905,271

Following are the differences between the financial statement and tax return income (loss):

                                                            1995                 1994                 1993
                                                      ------------------   ------------------   ------------------
       Net income (loss) per financial
        statements                                         $ 873,296             (107,472)            (671,794)
       Cancelation of indebtedness income
        (note 8)                                             452,947                   --                   --
       Depreciation differences on
         property (1)                                       (636,838)            (322,865)              67,565
       Amortization differences on intangible
           assets (1)                                        884,481              752,562              584,567
       Other (1)                                             (14,601)              11,824               39,781
                                                      ------------------   ------------------   ------------------
       Taxable income (loss) per Federal
           tax return (1)                                  $1,559,285              334,049               20,119
                                                      ==================   ==================   ==================

- --------

(1) Unaudited

NET LOSS PER LIMITED PARTNER UNIT

Net loss per limited partner unit was based on the weighted average number of limited partner units outstanding of 34,995 in 1995, 1994 and 1993.

RECLASSIFICATIONS

Certain 1994 and 1993 amounts have been reclassified to conform to the 1995 presentation.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                    Notes to Financial Statements, Continued

(2)    ORGANIZATION AND PARTNERSHIP AGREEMENT

       The Partnership was formed on February 9, 1988 for the purpose of acquiring, developing and operating residential retirement facilities. The term of the Partnership is 59 years and may be dissolved earlier under certain circumstances.

       Limited Partner units (minimum of 2 units per investor for Individual Retirement Accounts, KEOGH'S and pension plans and 5 units for all other investors) were offered for sale to the general public. A maximum number of 35,000 units were offered at $1,000 per unit. The Partnership was initially capitalized by a $1,000 contribution from a Limited Partner and a $500 contribution from the General Partners. The Partnership reached its maximum capitalization in October 1989, representing a total capital investment of $35,000,000. In June 1990, the Partnership repurchased and effectively retired 5 units for $4,600 (the balance of unreturned initial contributions) from a Limited Partner. No additional capital contributions will be required from any Limited Partner. Under the Partnership Agreement, the maximum liability of the Limited Partners is the amount of their capital contributions.

       The Managing General Partner is ARV Assisted Living, Inc. (ARVAL), a California corporation, and the individual General Partners are John A. Booty, John S. Jason, Gary L. Davidson and Tony Rota. The individual General Partners are shareholders of the Managing General Partner. The General Partners are not required to make capital contributions to the Partnership.

       Profits and losses for financial and income tax reporting purposes shall generally be allocated, other than cost recovery deductions (as defined in the Partnership Agreement), 1% to the General Partners and 99% to the Limited Partners. Cost recovery deductions for each year are allocated 1% to the General Partners and 99% to the Limited Partners who are taxable investors.

       Cash available for distribution from operations is to be distributed 1% to the General Partners and 99% to the Limited Partners.

       Upon any sale, refinancing or other disposition of the Partnership's real properties, distributions will be made 1% to the General Partners and 99% to the Limited Partners until the Limited Partners have received an amount equal to 100% of their capital contributions plus an amount ranging from 8% to 10% (depending upon the timing of the Limited Partner's investment) of their capital contributions per annum, cumulative but not compounded, from the date of each Partner's investment. The cumulative return will be reduced, but not below zero, by the aggregate amount of prior distributions from all sources. Thereafter, distributions are to be 15% to the General Partners and 85% to the Limited Partners, except that after the sale of the properties, the proceeds of sale of any last remaining assets owned by the Partnership shall be distributed in accordance with positive capital account balances.

(3)    TRANSACTIONS WITH AFFILIATES

       The Partnership has an agreement with ARVAL providing for a property management fee of 5% of gross revenues and a Partnership management fee of 10% of cash flow before distribution, as defined in the Partnership Agreement, amounting to $849,033, $800,197, $754,329 and $329,905,
       $251,969, $227,719, respectively, at December 31, 1995, 1994 and 1993, respectively.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II

                       (A California Limited Partnership)

                    Notes to Financial Statements, Continued

       Payment of the Partnership management fee out of cash flow is subordinated to a quarterly noncumulating distribution from each property to the Limited Partners of an amount equal to an annualized return, per quarter, of 7.5% of Capital Contributions allocated to each property.

       ARVAL pays certain expenses such as repairs and maintenance, supplies, payroll and retirement benefit expenses on behalf of the Partnership and is subsequently reimbursed by the Partnership. The retirement benefit expense of $27,527, $133,540 and $127,090 for the years ended December 31, 1995, 1994 and 1993, respectively, consists of contributions made to an employee stock ownership plan (ESOP). The total reimbursements to ARVAL, including the retirement benefit expense, are included in rental property operations and general and administrative expenses in the accompanying statements of operations and amounted to $5,647,746, $5,611,925 and $5,141,800 for the years ended December 31, 1995, 1994 and
       1993, respectively.

       In consideration for services rendered with respect to property acquisitions, the Managing General Partner was paid an investment advisory fee of a maximum of 2% of the gross offering proceeds. In addition, the Managing General Partner was entitled to a development and processing fee of a maximum of 5.5% of gross offering proceeds allocated to a particular project. Investment advisory and development and processing fees were capitalized to properties to the extent that gross offering proceeds were allocated to the respective properties acquired.

       Amounts payable to affiliate at December 31, 1995 and 1994 includes expense reimbursements and accrued property management and partnership management fees.

(4)    PROPERTIES

       COVINA VILLA

       In October 1988, the Partnership purchased Covina Villa, an existing assisted living facility in Covina, California. In conjunction with the acquisition, the Partnership assumed a ground lease, expiring in 2037, covering the land on which the facility is built. Pledged as collateral for the ground lease is a security interest in the facility property and in all furniture, fixtures and equipment which the Partnership places in the facility. Rent expense under the ground lease for 1995, 1994 and 1993 was $102,570, $114,540 and $82,871, respectively.

       RETIREMENT INNS OF AMERICA

       In April 1989, the Partnership acquired the operations of eight existing assisted living facilities located throughout California from Retirement Inns of America, Inc. As part of the purchase agreement, the Partnership acquired certain assets and assumed certain liabilities relating to the operations of the facilities. The Partnership purchased three of the facilities and assumed a tenant's position under long-term operating leases for the other five facilities. Rent expense under the operating leases for 1995, 1994 and 1993 was $1,070,614, $1,060,874 and $1,072,436,
       respectively. The expiration dates for the leases range from August 1995 to November 1997 and have options to extend for two additional ten-year terms.

       MONTEGO HEIGHTS

       In November 1989, the Partnership purchased Montego Heights, an existing assisted living facility and related assets in Walnut Creek, California.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                    Notes to Financial Statements, Continued

         Future minimum lease payments under all ground and facility leases which are treated as operating leases are as follows:

                                                      Minimum
                                                   lease payments
                                                  ----------------
           Year ending December 31:
                     1996                          $1,145,933
                     1997                             903,497
                     1998                             556,141
                     1999                             556,141
                     2000                             556,141
                     Thereafter                     5,998,636
                                                   ----------
                                                   $9,716,489
                                                   ==========

       Pursuant to the Partnership agreement, the expiration of the minimum holding period (5-7 years) is approaching. The Managing General Partner is beginning to explore potential disposition strategies for the Partnership's assets.

(5)    NOTES PAYABLE

       At December 31, 1995 and 1994, notes payable included the following:

                                                                                        1995             1994
                                                                                     -----------       ---------
HUD financed note payable, bearing interest at 7.5%; monthly principal and interest payments of $26,171; due August 1, 2018; secured by deed of trust on
the Montego Heights property.                                                         $3,418,404       $3,473,805

HUD financed note payable, bearing interest at 8.25%; monthly principal and interest payments of $23,468; due November 1, 2016; secured by deed of trust on
the Valley View Lodge property.                                                        2,802,113        2,850,371

Note payable to bank, secured by deed of trust on the Fullerton property, bearing interest at 1% in excess of the bank's prime rate (8.5% at December 31, 1995); monthly principal payments of $1,333 plus interest; all unpaid principal and interest is due on December 1, 1996.

                                                                                         337,333          353,333

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                    Notes to Financial Statements, Continued

                                                                                        1995             1994
                                                                                     -----------       ---------
Revolving line of credit (maximum $500,000), guaranteed by
the General Partners, bearing interest at 1.25% in excess of the bank's prime rate (8.5% at December 31, 1995).  The
revolving line of credit expires on January 15, 1996.  The
line was extended through October 15, 1996.                                          $  500,000            500,000

Various notes payable, bearing interest at rates from 8.67%
to 10.39%, payable in monthly principal and interest
installments; all unpaid principal and interest due on or
before November 15, 2000; secured by equipment.                                         153,610                 --

Note payable, bearing interest at 10.25%, payable in
monthly principal and interest installments of $537; all
unpaid principal and interest was paid September 29, 1995.                                   --             11,657
                                                                                     ----------            -------

                                                                                     $7,211,460          7,189,166
                                                                                     ==========          =========

The annual principal payments of the notes payable are as follows: Year ending December 31:

                         1996                             $  984,430
                         1997                                155,910
                         1998                                169,451
                         1999                                180,417
                         2000                                160,229
                         Thereafter                        5,561,023
                                                          ----------
                                                          $7,211,460
                                                          ==========

The Partnership's revolving line of credit was paid off in January 1996.

(6)    ESOP

       ARVAL offers an Employee Stock Ownership Plan (ESOP) to all eligible employees which includes the employees of the Partnership. The amount of stock contributed annually to the ESOP is at the discretion of ARVAL. During 1994 and 1993, ARVAL's Board of Directors declared a contribution that approximated 3% of each employee's payroll expense. During 1995, ARVAL's Board of Directors declared a contribution in only the first quarter of the year and that contribution approximated 3% of each employee's payroll expense. The Partnership's expense was $27,527, $133,540 and $127,090 for the ESOP (as a reimbursement to ARVAL) in 1995, 1994 and 1993, respectively.

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

                    Notes to Financial Statements, Continued

(7)    DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

       The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 (SFAS 107), "Disclosures about Fair Value of Financial Instruments." The estimated fair value amounts have been determined using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized in a current market exchange. The use of different market assumptions or estimation methodologies may have a material impact on the estimated fair value amounts.

       Fair value information related to financial instruments is as follows:

                                                                                December 31, 1995
                    Financial instrument                          Book value                       Fair value
                   ----------------------                         -----------                      -----------
                                                                             (dollars in thousands)
                   Cash                                            $  489                             489
                   Notes payable                                    7,211                           6,464

       CASH

       The carrying amount for cash approximates fair value because these instruments are demand deposits and do not present unanticipated interest rate or credit concerns.

       NOTES PAYABLE

       For notes payable with variable interest rates, fair value is the amount reported as payable in the financial statements. For notes payable with fixed rates of interest, fair value is estimated using the rates currently offered for bank borrowings with similar terms.

(8)    CANCELATION OF INDEBTEDNESS

       On March 31, 1995, ARVAL, the Managing General Partner of the Partnership, decided to cancel indebtedness owed to it by the Partnership in the amount of $452,947. This indebtedness related to accrued Partnership management fees accumulated in prior years. As discussed at note 3, the Partnership agreement provides that the payment of a Partnership management fee is subordinate to a quarterly noncumulating distribution from each property to the Limited Partners of an amount equal to an annualized return, per quarter, of 7.5% of capital contributions allocated to each property. ARVAL canceled the indebtedness as collection appeared unlikely.

                                  Schedule III

                    AMERICAN RETIREMENT VILLAS PROPERTIES II
                       (A California Limited Partnership)

        Real Estate and Related Accumulated Depreciation and Amortization

                                December 31, 1995

                                                                           INITIAL COST
                                                        --------------------------------------------------           COSTS
                                                                           BUILDINGS            LEASEHOLD         CAPITALIZED
                                                                              AND             PROPERTY AND       SUBSEQUENT TO
     DESCRIPTION                    ENCUMBRANCES          LAND           IMPROVEMENTS        IMPROVEMENTS        ACQUISITION
- ------------------------------      -------------       ----------       -------------       -------------       --------------
Covina Villa                         $    3,630                --          1,850,000                  --             498,908
Retirement Inns:
      Burlingame                         29,636                --                 --             937,724             509,411
      Campbell                               --                --                 --             814,059             402,482
      Daly City                          29,636           500,000          1,179,185                  --             519,032
      Fremont                            29,636                --                 --             566,727             356,588
      Fullerton                         337,333           500,000            981,583                  --             612,758
      Willow Glen                        29,636                --                 --           1,011,390             434,473
      Sunnyvale                          16,068                --                 --           1,431,320             951,682
      Valley View                     2,817,496         1,000,000          4,017,624                  --             975,959
Montego Heights                       3,418,404           900,000          7,800,000                  --           1,323,740
                                    -------------       ----------       -------------       -------------       --------------
                                     $6,711,475         2,900,000         15,828,392           4,761,220           6,585,033
                                    =============       ==========       =============       =============       ==============


                                              GROSS AMOUNT
                        -----------------------------------------------------------
                                                          LEASEHOLD                                                   DEPRECIABLE
                                        BUILDINGS AND    PROPERTY AND                 ACCUMULATED      DATE OF          LIVES
     DESCRIPTION            LAND         IMPROVEMENTS    IMPROVEMENTS   TOTAL (1)     DEPRECIATION    ACQUISITION       (YEARS)
- ---------------------   ------------    --------------   ------------   -----------   ------------   ------------     ------------
Covina Villa                     --         2,348,908              --    2,348,908         613,180      10/88          27.5
Retirement Inns:
      Burlingame                 --                --       1,447,135    1,447,135       1,095,606       4/89           8.5(2)
      Campbell                   --                --       1,216,541    1,216,541       1,212,883       4/89           6.3(2)
      Daly City             500,000         1,698,217              --    2,198,217         472,548       4/89          27.5
      Fremont                    --                --         923,315      923,315         789,420       4/89           7.8(2)
      Fullerton             500,000         1,594,341              --    2,094,341         388,459       4/89          27.5
      Willow Glen                --                --       1,445,863    1,445,863       1,132,021       4/89           8.7(2)
      Sunnyvale                  --                --       2,383,002    2,383,002       2,305,024       4/89           7.0(2)
      Valley View         1,000,000         4,993,583              --    5,993,583       1,190,106       4/89          27.5
Montego Heights             902,684         9,123,740              --   10,026,424       1,970,510      11/89          27.5
                        ------------    --------------   ------------   -----------   ------------
                          2,902,684        19,758,789       7,415,856   30,077,329      11,169,757
                        ============    ==============   ============   ===========   ============

- --------
(1) Aggregate cost for Federal income tax purposes is $30,954,179 at December 31, 1995.

(2) Leasehold property and improvements are amortized over remaining terms of ground leases, which are shorter than the estimated useful lives.


Following is a summary of investment in properties for the years ended December 31, 1995, 1994 and 1993:


                                                   1995               1994                1993
                                            ----------------     --------------      -------------
Balance at beginning of year                   $29,797,742         29,660,641          29,621,332
Improvements                                       279,587            137,101              39,309
                                            ----------------     --------------      -------------

Balance at end of year                         $30,077,329         29,797,742          29,660,641
                                            ================     ==============      =============

Following is a summary of accumulated depreciation and amortization of investment in properties for the years ended December 31, 1995, 1994 and 1993:


                                                 1995              1994            1993
                                               ----------        ---------       ---------
      Balance at beginning of year            $ 9,461,040        7,723,848       6,013,365
      Additions charged to expense              1,708,717        1,737,192       1,710,483
                                              -----------        ---------       ---------

      Balance at end of year                  $11,169,757        9,461,040       7,723,848
                                              ===========        =========       =========

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements give effect to the acquisition of 44% of the limited partnership units of American Retirement Villas Properties II ("ARVP II"). The Unaudited Pro Forma Combined Financial Statements are based on the assumptions and adjustments described in the accompanying notes and should be read in conjunction therewith and in conjunction with the historical financial statements of ARV Assisted Living, Inc. and subsidiaries ("ARVAL" or the "Company") and the notes thereto included in the Company's report on Form 10-Q as of and for the three month period ended June 30, 1996 and the Company's consolidated financial statements as of and for the year ended March 31, 1996. The Unaudited Pro Forma Combined Financial Statements do not purport to present the financial position or the results of operations of ARVAL had the transaction assumed therein occurred on the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future.

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                  JUNE 30, 1996


                                                                    Historical              Other            Pro Forma
                                                                      ARVAL              ACQUISITIONS       ADJUSTMENTS
                                                                   ------------         -------------       -----------
ASSETS
Cash                                                               $ 42,109,000          $    37,000        $  (341,000) (b)

Fees receivable from affiliates                                         908,000                    -                  -
Deferred project costs                                                1,162,000                    -                  -
Investments in real estate                                            8,652,000                    -                  -
Other assets                                                          2,574,000               64,000            (22,000) (c)
                                                                   ------------          -----------        -----------
       Total current assets                                          55,405,000              101,000           (363,000)

Restricted cash                                                       5,366,000                    -                  -
Property, furniture and equipment                                    65,833,000            3,030,000            861,000  (d)
Notes receivable from affiliates                                        277,000                    -                  -
Deferred tax asset                                                    2,044,000                    -                  -
Other non-current assets                                              6,641,000               13,000         (1,881,000) (d)
                                                                   ------------          -----------        -----------
       Total non-current assets                                      80,161,000            3,043,000         (1,020,000)
                                                                   ------------          -----------        -----------
       Total assets                                                $135,566,000          $ 3,144,000        $(1,383,000)
                                                                   ============          ===========        ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities                           $  5,369,000              150,000                  -
Deferred revenue, current portion                                        46,000                7,000                  -
Notes payable, current portion                                        3,458,000                    -                  -
Notes payable and other amounts due to affiliates
                                                                        121,000               10,000            (22,000) (c)
                                                                   ------------          -----------        -----------
       Total current liabilities                                      8,994,000              167,000            (22,000)

Deferred revenue                                                      1,397,000                    -                  -
Notes payable, less current portion                                  71,744,000              360,000                  -
                                                                   ------------          -----------        -----------
       Total non-current liabilities                                 73,141,000              360,000                  -

       Total liabilities                                             82,135,000              527,000            (22,000)

Minority interest                                                     1,131,000                    -          1,256,000  (d)

Shareholders' equity:
       Common stock                                                  60,035,000                    -                  -
       Accumulated equity (deficit)                                  (7,735,000)           2,617,000         (2,617,000) (d)
                                                                   ------------          -----------        -----------
       Total shareholders' equity                                    52,300,000            2,617,000         (2,617,000)
                                                                   ------------          -----------        -----------
       Total liabilities and shareholders' equity
                                                                   $135,566,000          $ 3,144,000        $(1,383,000)
                                                                   ============          ===========        ===========


                                                                    Pro Forma             Pro Forma           Pro Forma
                                                                      ARVAL              ADJUSTMENTS           COMBINED
                                                                   ------------         ------------         -----------
ASSETS
Cash                                                               $ 41,805,000         $(11,090,000) (a)    $ 30,715,000

Fees receivable from affiliates                                         908,000                    -              908,000
Deferred project costs                                                1,162,000                    -            1,162,000
Investments in real estate                                            8,652,000                    -            8,652,000
Other assets                                                          2,616,000                    -            2,616,000
                                                                   ------------         ------------         ------------
       Total current assets                                          55,143,000          (11,090,000)          44,053,000

Restricted cash                                                       5,366,000                    -            5,366,000
Property, furniture and equipment                                    69,724,000                    -           69,724,000
Notes receivable from affiliates                                        277,000                    -              277,000
Deferred tax asset                                                    2,044,000                    -            2,044,000
Other non-current assets                                              4,773,000           11,090,000  (a)      15,863,000
                                                                   ------------         ------------         ------------
       Total non-current assets                                      82,184,000           11,090,000           93,274,000
                                                                   ------------         ------------         ------------
       Total assets                                                $137,327,000         $                    $137,327,000
                                                                   ============         ============         ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities                              5,519,000                    -            5,519,000
Deferred revenue, current portion                                        53,000                    -               53,000
Notes payable, current portion                                        3,458,000                    -            3,458,000
Notes payable and other amounts due to affiliate
                                                                        109,000                    -              109,000
                                                                   ------------         ------------         ------------
       Total current liabilities                                      9,139,000                    -            9,139,000

Deferred revenue                                                      1,397,000                    -            1,397,000
Notes payable, less current portion                                  72,104,000                    -           72,104,000
                                                                   ------------         ------------         ------------
       Total non-current liabilities                                 73,501,000                    -           73,501,000

       Total liabilities                                             82,640,000                    -           82,640,000

Minority interest                                                     2,387,000                    -            2,387,000

Shareholders' equity:
       Common stock                                                  60,035,000                                60,035,000
       Accumulated equity (deficit)                                  (7,735,000)                               (7,735,000)
                                                                   ------------         ------------         ------------
       Total shareholders' equity                                    52,300,000                    -           52,300,000
                                                                   ------------         ------------         ------------
       Total liabilities and shareholders' equity                  $137,327,000         $          -         $137,327,000
                                                                   ============         ============         ============

See accompanying notes to unaudited pro forma combined financial statements.

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 1996

                                                     HISTORICAL            Other             Pro Forma             Pro Forma
                                                        ARVAL             Acquisitions      Adjustments             ARVAL
                                                 -------------------    ----------------    -----------         ------------------
REVENUE:
     Assisted living facility revenues               $13,446,000         $ 938,000           $      -            $14,384,000
                                                                                   (e)
     Management fees                                     612,000
                                                                                 -            (16,000)(f)            596,000
     Development fees                                    333,000                 -                -                  333,000
     Interest Income                                     817,000                 -            (69,000)(i)            748,000
     Other income                                        137,000             5,000 (e)              -                142,000
                                                 -------------------  ---------------    ----------------    ------------------
Total revenue                                        $15,345,000         $ 943,000           $(85,000)           $16,203,000

EXPENSES
     Assisted living facility operating
      expenses                                       $ 8,462,000         $ 657,000 (g)       $      -            $ 9,119,000
     Assisted living facility lease expenses           2,747,000                 -                  -              2,747,000
     General and administrative                        1,606,000                 -                  -              1,606,000
     Depreciation and amortization                       667,000            77,000 (h)              -                 44,000
     Discontinued project costs and accounts
         receivable written-off                           61,000                 -                  -                 61,000
     Interest                                          1,401,000            10,000 (i)              -              1,411,000
                                                 -------------------  ---------------    ----------------    ------------------
Total expenses                                       $14,944,000         $ 744,000           $      -            $15,688,000
                                                 -------------------  ---------------    ----------------    ------------------
Income before income tax expense                     $   401,000         $ 199,000           $(85,000)           $   515,000

Income tax expense                                       150,000            68,000            (29,000)(j)            189,000
                                                -------------------  ---------------    ----------------    ------------------
Net income                                           $   251,000         $ 131,000           $(56,000)           $   326,000
                                                 ===================  ===============    ================    ==================
Net income available for common shares               $   251,000                                                 $   326,000
                                                 ===================                                         ==================
Net income per common share                          $      0.03                                                 $      0.04
                                                 ===================                                         ==================
Weighted average common shares outstanding             8,805,000                                                   8,805,000
                                                 ===================                                         ==================




                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                        THREE MONTHS ENDED JUNE 30, 1996

                                                      Pro Forma                    Pro Forma
                                                      Adjustments                  Combined
                                                   ----------------             -------------------
REVENUE:
     Assisted living facility revenues                $       -                   $14,384,000

     Management fees                                          -                       596,000

     Development fees                                         -                       333,000
     Interest Income                                   (139,000) (i)                  609,000
     Other income                                        67,000  (k)                  209,000
                                                 ---------------------      ------------------
Total revenue                                         $ (72,000)                  $16,131,000

EXPENSES
     Assisted living facility operating
      expenses                                        $       -                   $ 9,119,000
     Assisted living facility lease expenses                  -                     2,747,000
     General and administrative                               -                     1,606,000
     Depreciation and amortization                            -                       744,000
     Discontinued project costs and accounts
         receivable written-off                               -                        61,000
     Interest                                                 -                     1,411,000
                                                 ---------------------      ------------------
Total expenses                                        $       -                   $15,688,000
                                                 ---------------------      ------------------
Income before income tax expense                      $ (72,000)                  $   443,000

Income tax expense                                      (24,000) (j)                  165,000
                                                ---------------------      ------------------
Net income                                            $ (48,000)                  $   278,000
                                                 =====================      ==================
Net income available for common shares                                            $   278,000
                                                                            ==================
Net income per common share                                                       $      0.03
                                                                            ==================
Weighted average common shares outstanding                                          8,805,000
                                                                            ==================

See accompanying notes to unaudited pro forma combined financial statements.

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 31, 1996

                                              HISTORICAL               Other                 Pro Forma               Pro Forma
                                                 ARVAL              Acquisitions            Adjustments                 ARVAL
                                           -----------------    -------------------    ---------------------     -----------------
REVENUES:
     Assisted living facility revenues        $25,479,000           $3,615,000 (e)          $       -              $ 29,094,000
     Management fees                            2,822,000                    -                (67,000)(f)             2,755,000
     Development fees                           1,500,000                    -                      -                 1,500,000
     Interest income                            1,070,000                    -               (327,000)(i)               743,000
     Other income                                                                                                     2,242,000
                                                2,192,000               50,000 (e)                  -
                                           -----------------    -------------------    ---------------------     -----------------
Total revenue                                 $33,063,000           $3,665,000              $(394,000)             $ 36,334,000

EXPENSES
     Assisted living facility operating
      expenses                                $16,395,000           $2,529,000 (g)          $       -              $ 18,924,000
     Assisted living facility lease
      expenses                                  6,644,000                                           -                 6,644,000
     General and administrative                 7,644,000                                           -                 7,644,000
     Depreciation and amortization              1,031,000              304,000 (h)                  -                 1,335,000

     Discontinued project costs and
       accounts receivable written-off            395,000                                           -                   395,000
     Interest                                   1,544,000               46,000 (i)                  -                 1,590,000
                                           -----------------    -------------------    ---------------------     -----------------
Total expenses                                $33,653,000           $2,879,000              $       -              $ 36,532,000

Income (loss) before income tax expense       $  (590,000)          $  786,000              $(394,000)             $   (198,000)
                                           -----------------    -------------------    ---------------------     -----------------
Income tax expense                                375,000              267,000               (134,000)(j)               508,000
                                           -----------------    -------------------    ---------------------     -----------------
Net income (loss)                             $  (965,000)          $  519,000              $(260,000)              $  (706,000)
                                           =================    ===================    =====================     =================
Preferred dividends declared                  $   351,000                                                           $   351,000
                                           -----------------                                                     -----------------
Net loss available for common shares          $(1,316,000)                                                          $(1,057,000)
                                           =================                                                     =================
Net loss per common share                     $     (0.21)                                                          $     (0.17)
                                           =================                                                     =================
Weighted average common shares
  outstanding                                   6,246,000                                                             6,246,000
                                           =================                                                     =================


                                              Pro Forma              Pro Forma
                                             Adjustments             Combined
                                          ------------------    --------------------
REVENUES:
     Assisted living facility revenues       $       -             $29,094,000
     Management fees                                                 2,755,000
     Development fees                                -               1,500,000
     Interest income                          (555,000)(i)             188,000
     Other income                                      (k)           2,622,000
                                               380,000
                                            ----------------     -------------------
Total revenue                                $(175,000)            $36,159,000

EXPENSES
     Assisted living facility operating
      expenses                               $       -             $18,924,000
     Assisted living facility lease
      expenses                                       -               6,644,000
     General and administrative                      -               7,644,000
     Depreciation and amortization                   -               1,335,000

     Discontinued project costs and accounts
         receivable written-off                      -                 395,000
     Interest                                        -               1,590,000
                                            ----------------    --------------------
Total expenses                               $       -             $36,532,000

Income (loss) before income tax expense      $(175,000)            $  (373,000)
                                            ----------------    --------------------
Income tax expense                             (60,000)(j)             448,000
                                            ----------------    --------------------
Net income (loss)                            $(115,000)            $  (821,000)
                                            ================    ====================
Preferred dividends declared                                       $   351,000
                                                                --------------------
Net loss available for common shares                               $(1,172,000)
                                                                ====================
Net loss per common share                                          $     (0.19)
                                                                ====================
Weighted average common shares
  outstanding                                                        6,246,000
                                                                ====================

See accompanying notes to unaudited pro forma combined financial statements.

                   ARV ASSISTED LIVING, INC. AND SUBSIDIARIES
           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

I. As of June 30, 1996, the Company has acquired 2 assisted living facilities since March 31, 1996, through direct purchases for its own account, or purchases of controlling partnership interests.

II. On May 16, 1996, the Company tendered for the limited partnership units in ARVP II, at a net cash price per unit of $720. At the close of June 21, 1996, holders of approximately 15,300 units tendered their shares representing approximately 44% of all units. Therefore, when added to previously acquired units, the Company owns approximately 15,410 units or approximately 44% of the limited partnership units. As of June 30, 1996, the Company had paid approximately $71,000 of the acquisition-related costs. In July 1996, the Company paid the remaining $11.1 million for the 15,300 units with cash on hand to acquire these limited partnership units inclusive of other acquisition-related costs.

III. The Unaudited Pro Forma Combined Balance Sheet at June 30, 1996 presents the historical balance sheet of the Company as of June 30, 1996, the pro forma balance sheet of the Company as if the acquisitions described in note (1) above, had been completed as of June 30, 1996, and the pro forma balance sheet of the Company after giving effect to the acquisition described in note (2) above as if the event had also occurred on June 30, 1996.

IV. The Unaudited Pro Forma Combined Statement of Operations for the year ended March 31, 1996 and the three months ended June 30, 1996 present the historical operations of the Company, the pro forma operations of the Company as if the acquisitions described in note (1) above had occurred at the beginning of each period, and the pro forma combined operations of the Company as if the acquisition described in note (2) had occurred at the beginning of each period.

V.     Pro forma adjustments are as follows:

       A. To reflect the use of cash in July and August 1996 for the purchase of the additional partnership interests in ARVP II to increase the Company's limited partnership ownership interest to 44%

       B. To reflect the use of cash for the purchase of the limited partnership interests described in note (1) above

       C. To eliminate the receivables and payables between entities

       D. To record the assets and liabilities acquired in connection with the purchase of the majority partnership interest at fair value, minority interest and the elimination of the partners' equity in the limited partnership referenced in note (1) above

       E. To reflect the assisted living facility revenue and other income of the acquired facilities

       F. To reflect the decrease in property management and partnership administration fees received by the Company

       G. To reflect the increase in assisted living facility operating expenses

       H. To reflect the new depreciation expense associated with the acquisitions mentioned in note (1) above

       I. To reflect in increase in interest expense from debt assumed and the decrease in interest income due to cash used to fund the acquisitions mentioned in note (1) and note (2) above

       J. To reflect the pro forma change in income tax expense (benefit)

       K. To reflect the increase in equity in income (loss) associated with the increased ownership in ARVP II.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.

By:      /s/ Patrick M. Donovan
   -----------------------------------------
         Patrick M. Donovan
         Vice President Finance
        (Duly authorized officer)

Date:    September 9, 1996

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